Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	February 28, 2005
BUTLER NATIONAL CORPORATION ANNOUNCES FINANCING OPTIONS FOR LEARJET 20 SERIES RVSM AND OTHER MODIFICATIONS
- Commercial Capital Company to offer competitive financing for 24, 36, 48, or 60 month terms -

Olathe, Kansas February 28, 2005 - Butler National Corporation (OTC Bulletin Board "BUKS") announces AVCON Industries, a wholly-owned subsidiary of Butler National Corporation, has a source for financing available for the AVCON Reduced Vertical Separation Minimums (RVSM) solution for the Learjet 20 series airplane. Financing is also available for other AVCON modifications. Financing is available through Commercial Capital Company for 24, 36, 48, or 60 month terms. More than 80 airplanes have been upgraded using the AVCON STC RVSM Group Solution with an additional 40 orders booked or pending.

Clark Stewart, President and CEO, comments, "The financing option will give customers more flexibility and allow them to spread the cost of modifications over a longer period of time. Our team has done a terrific job in educating our customers on the benefits of the quality AVCON RVSM solution. Now that Domestic RVSM has arrived, the operators seem to have a greater sense of urgency. Flying above 29,000 feet provides significant benefits in performance and weather avoidance. We expect sales of RVSM to continue strong for the next six to twelve months."

Domestic RVSM went into effect on January 20, 2005, and allows airplanes to operate with reduced vertical spacing at altitudes of 29,000 feet through 41,000 feet. The current retail price for the installed RVSM solution at AVCON is $156,975, plus the cost of required autopilot component inspections and repairs. The AVCON RVSM turnkey solution requires approximately three weeks downtime for structural and electrical modifications to replace the existing pitot and static system, and to install the approved RVSM equipment. The approved equipment includes reliable IS&S altimeters and AIU, Rosemount probes with static isolation valves for added safety, a 2 inch standby altimeter, and new plumbing/switching.

There are approximately 500 Learjet 20 series airplanes in use worldwide. AVCON/BIZJET Team expects many of these Learjet operators to select AVCON/BIZJET as their RVSM solution.

Our Business:

About Avcon Industries, Inc.
Avcon Industries, Inc., a wholly owned subsidiary of Butler National Corporation, offers modification of customer and company owned business-size aircraft from passenger to freighter configuration, addition of aerial photography capability, and stability enhancing modifications for Learjet, Beechcraft, Cessna, and Dassault Falcon aircraft along with other specialized modifications. Avcon also acquires, modifies and resells Aircraft, principally Learjets.

About Butler National Corporation
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Larry W. Franke, President
Avcon Industries, Inc.
516 North Oliver, P.O. Box 748
Newton, KS 67114

Jessica Bush, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations
jdrewitz@comcast.net

Ph (316) 284-2842 Fax (316) 284-2844 Ph (913) 780-9595 Fax (913) 780-5088 Ph (972) 355-6070
For more information, please visit the Company web site: www.butlernational.com -End-